AANETCOM, INC. STOCK OPTION PLAN
                  Amended and Restated, Effective June 15, 1998

1. Purpose. The purposes of the Aanetcom, Inc. Stock Option Plan, amended and restated effective June 15, 1998 (the "Plan") are to: (1) closely associate the interests of the management and key employees of Aanetcom, Inc. (the "Corporation") with the shareholders by reinforcing the relationship between participant's rewards and shareholder gains; (2) provide management and key employees  with  an  equity  ownership  in  the  Corporation  commensurate  with performance as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive for continuous employment with the Corporation.

2. Authority to Grant Options. The Stock Option Committee (hereinafter defined) may from time to time in its discretion grant to eligible employees options to purchase shares of the Common Stock of the Corporation on the terms and subject to the conditions hereinafter provided. The aggregate number of shares which may hereafter be issued pursuant to the exercise of options granted hereunder shall not exceed the 3,500,000 shares subject however to the provisions of paragraphs 7 and 8 hereof. The shares shall be made available from authorized and unissued Common Stock or from Common Stock issued and held in the treasury of the Corporation, as shall be determined by the Board of Directors.

3. Administration. The Plan shall be administered by the Stock Option Committee (the "Committee") consisting of not less than two (2) members of the Board of Directors who are not eligible to participate in the Plan. The Committee shall have the full power and authority to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including without limitation the Corporation, the stockholders the directors and any persons having any interests in any options which may be granted under this Plan. Among other matters, the Committee shall have the authority, subject to the terms of the Plan: (i) to select those persons to whom awards may be granted from time to time; (ii) to determine whether and to what extent incentive stock options and nonqualified stock options or any combination thereof are to be granted hereunder; (iii) to determine the number of shares of Common Stock to be covered by each award granted hereunder; (v) to determine the terms and conditions of any award granted hereunder (including, but not limited to, the option price, the option period, any exercise restriction or limitation and any exercise acceleration or forfeiture waiver regarding any award and the shares of Common Stock relating thereto); (vi) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 10; (vii) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an award shall be deferred; (viii) to determine under what circumstances an award may be paid for in cash or Common Stock; (ix) to provide for the forms of agreement to be utilized in connection with this Plan; (x) to determine whether a participant has a disability; (xi) to determine what securities law requirements are applicable to the Plan, awards, and the issuance of shares of Common Stock and to require of an option holder that appropriate action be taken with respect to such requirements; (xii) to cancel, with the consent of the option holder or as otherwise provided in the Plan or an Agreement, outstanding awards; (xiii) to require as a condition of the exercise of an award or the issuance or transfer of a certificate of Common Stock, the withholding from an option holder of the amount of any federal, state or local taxes as may be necessary to order for the Corporation or any there employer to obtain a deduction or as may be otherwise required by law; (xiv) to determine whether and with what effect an individual has incurred a termination of employment; (xv) to determine whether the Corporation or any other person has a right or obligation to purchase Common Stock from an option holder and, if so, the terms and conditions on which such Common Stock is to be purchased; (xvi) to determine the restrictions or limitations on the transfer of Common Stock; (xvii) to determine whether an award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an agreement; (xviii) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and (xix) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.
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The  Committee  shall  have the  authority  to  adopt,  alter  and  repeal  such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement) and to otherwise supervise the administration of the Plan.Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretions, and in the case of any determination relating to an award, may be made at the time of the grant of the award or, unless in contravention of any express term of the Plan or an agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and option holders.

4. Eligibility. Management and other key employees of the Corporation and its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended), including officers, whether or not directors of the Corporation, shall be eligible to participate in this Plan and will be referred to herein as "eligible employees." Directors who are not employees shall not be eligible to participate in any incentive stock option, however, such directors may be granted options which are nonqualified options.

5. Allotment of Shares. Options may be allotted to such eligible employees and directors, and in such amounts, as the Committee in its discretion, may from time to time determine.

6. Terms and Conditions of Options. Subject to the following provisions, all options granted under this Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine:

         (a) Option Price. The option price per share of the Common Stock purchasable under an option shall be determined by the Committee. If such option is intended to qualify as an incentive stock option, the option price per share shall be not less than the fair market value per share on the date the option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation, a corporation which is a parent corporation of the Corporation or any subsidiary of the Corporation (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such fair market value per share. The option price per share of any nonqualified stock options shall be determined by the Committee but shall not be less than one hundred (100%) of the fair market value per share on the date such option is granted.

         (b) Option Period. The option period of each stock option shall be fixed by the Committee; provided that no nonqualified stock option shall be exercisable more than ten (10) years after the date the option is granted. In the case of an incentive stock option, the option period shall not exceed ten
(10) years from the date of grant or five (5) years in the case of an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation, a corporation which is a parent corporation of the Company or any subsidiary of the Corporation (each as defined in Section 424 of the Code). No option which is intended to be an incentive stock option shall be granted more than ten (10) years from the date the Plan is adopted by the Corporation or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

         Dividends on partly paid shares issued to such option holder (other than dividends in stock of the Corporation) shall be declared and paid only upon the basis of the percentage of the total option price actually received thereon by the Corporation. Certificates for partly paid shares shall be registered in the name of the option holder and shall, immediately upon issue, be delivered to the Corporation, endorsed in blank by the option holder or accompanied by a separate stock power so endorsed, in pledge as security for the payment of the unpaid balance of the option price. The certificates issued to represent partly paid shares shall state thereon the total amount of the consideration to be paid therefor and the amount paid thereon. The holder of an option shall, as such, have none of the rights of a stockholder.

         (c) Offset Provisions. If the Committee so determines and the applicable instrument or instruments evidencing the option so provide, the exercise of all or any part of an option granted under this Plan may result in the reduction or termination of another option granted under this Plan to the extent so determined and provided.

         (d) Payment. Payment for shares purchased upon exercise of an option shall be made either in full or installments, as shall be determined by the Committee and provided in the applicable instrument or instruments evidencing such option.

         (e) Exercise of Option The shares covered by option may not be purchased earlier than one year after the date on which the option is granted.

         (f) Nontransferability of Options. During an option holder's lifetime, an option shall be exercisable only by him or her and shall not be transferable except for exercise as provided in paragraph (g) hereof.

         (g) Termination of Employment. Upon the termination of an option holder's employment for any reason, his or her option privileges shall be limited to the shares which were immediately purchasable by him or her at the date or such termination, and such option privileges shall expire unless exercised within three months after the date of such termination, but not later than the date of expiration of the option. Upon the termination of employment as a result of the death of the option holder, his or her option privileges, limited to shares which were immediately purchasable at the date of such termination, may be exercised by the executor or administrator of the estate of the option holder within three months after the date of such termination, but not later than the date of expiration of any such option.

         (h) Annual Limits. No employee eligible to participate herein shall be granted incentive options to purchase shares, which said incentive options are exercisable during any one calendar year, to the extent that the fair market value of such shares (determined at the time that the options are granted) exceeds $100,000. No employee shall be given the opportunity to exercise inventive stock options granted hereunder with respect to shares valued in excess of $100,000 in any calendar year except to the extent that the options shall have accumulated over a period in excess of one year.

7. Adjustment in Event of Recapitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such equitable adjustment, if any, as it may deem appropriate, in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the options granted.

8. Reallocation of Options. Shares covered by options which expire or are terminated for any reason prior to being exercised in full may, within the limitations of paragraph 2 above, be reallocated by the Committee.

9. Governmental Regulations. The Plan, and the grant and exercise of options hereunder, shall be subject to all applicable, rules an regulations of governmental or other authorities.

10. Discontinuance or Amendment of the Plan. The Board of Directors may discontinue this Plan at any time, any may amend it from time to time, but no amendment may, without further stockholder approval, increase the total number of shares which may be purchased under the Plan other than as provided in paragraph 7, or extend the period during which options may be granted, or change the class of employees to whom options may be granted, and no outstanding option may be revoked, or altered in any manner unfavorable to the holder, without the consent of the holder.

11. Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

12. Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

13. Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor of the Corporation. All obligations imposed upon a Participant, and all rights granted to the Corporation hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

14. Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

15. Unfunded Status of Plan. It is intended that the Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trust or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

16. Representation. The Committee may require each person purchasing or receiving shares pursuant to an award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

17. No Additional  Obligation.  Nothing  contained in the Plan shall prevent the
Company  or  an  affiliate  from  adopting  other  or  additional   compensation
arrangements for its employees.

18. Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (other than its law respecting choice of law).

19. No Company Obligation. Neither the Company, nor any affiliate, shall have any duty or obligation to affirmatively disclose to an option holder or to any other record or beneficial holder of Common Stock or an of option, and such an option holder or other holder shall have no right to be advised of, any material information regarding the Company or an affiliate at any time prior to, upon or in connection with the exercise of an award or the Company's purchase of Common Stock or an award from such holder in accordance with the terms hereof. The Company shall have no duty or obligation to register the shares of Common Stock.

20. Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

21. Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

22. Entire Agreement. This Plan and the agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the agreement, the terms and conditions of this Plan shall control.

23. Effective Date of Plan. This Plan shall be amended and restated effective as of June 15, 1998, subject to the approval hereof by the stockholders of the Corporation not later than June, 15, 1999. If the stockholders of the Corporation do not approve the Plan by said date, the Plan shall be null and void and all options granted hereunder shall similarly by null and void and of no further force or effect. This Plan shall terminate on June, 15, 2008, unless terminated earlier by the Board.